Exhibit (a)(ii) under Form N-1A
                                        Exhibit (1) under Item 601/Reg. S-K


                       FEDERATED INSTITUTIONAL TRUST

                              Amendment No. 3
                           DECLARATION OF TRUST
                            dated June 17, 1994


      THIS Declaration of Trust is amended as follows:

      Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5.  Establishment and Designation of Series or Class.
      -------------------------------------------------------------

            Without limiting the authority of the Trustees set forth in
            Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series of the trust shall be and is established and designated as, Federated Institutional Short Duration Government Fund."

      The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 1st day of July, 1997.

      WITNESS the due execution hereof this 1st day of July, 1997.

/s/ John F. Donahue
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John F. Donahue                     Edward L. Flaherty, Jr.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
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Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ John E. Murray, Jr.
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John T. Conroy, Jr.                 John E. Murray, Jr.


William J. Copeland                 Wesley W. Posvar

                                    /s/ Marjorie P. Smuts
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James E. Dowd                       Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.
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Lawrence D. Ellis, M.D.             Gregor F. Meyer